UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE
THE SECURITIES ACT OF 1933

Rio Tinto plc	Rio Tinto Limited
ABN 96 004 458 404
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)	Australia (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

6 St James’s Square London, SW1Y 4LD, United Kingdom (Address of principal executive offices)	120 Collins Street Melbourne, Victoria 3000, Australia (Address of principal executive offices)

Rio Tinto plc Share Option Plan 2004 Rio Tinto plc Mining Companies Comparative Plan 2004 Rio Tinto plc Management Share Plan 2007 (Full title of plans)	Rio Tinto Limited Share Option Plan 2004 Rio Tinto Limited Mining Companies Comparative Plan 2004 Rio Tinto Limited Management Share Plan 2007 (Full title of plans)
Shannon Crompton
Corporate Secretary
Rio Tinto Services Inc
80 State Street
Albany
New York, 12207-2543
(Name and address of agent for service)
(801) 563-6707
(Telephone number, including area code, for agent for service)
CALCULATION OF REGISTRATION FEE

Title of each class	Amount	Proposed maximum	Proposed maximum	Amount of
of securities	to be	offering price	aggregate offering	registration
to be registered	registered(1)(2)	per share(3)	price(4)	fee
Rio Tinto plc ordinary shares of 10p each
- Share Option Plan 2004 - Mining Companies Comparative Plan 2004 - Management Share Plan 2007	1,025,000 936,000 103,000	57.45 57.45 57.45	$34,953,973 $32,501,902 $5,917,663	$1,075 $1,013 $184
Rio Tinto Limited shares
- Share Option Plan 2004 - Mining Companies Comparative Plan 2004 - Management Share Plan 2007	144,000 145,000 20,000	65.70 65.70 65.70	$5,830,749 $5,896,446 $1,313,944	$184 $184 $61
$2,702

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of additional shares as may be issuable under the plan in connection with variations in share capital, demergers, special dividends or similar transactions.

(2)	The amount of ordinary shares being registered represents the estimated maximum aggregate projected amount issuable to the employees in the United States of each Registrant pursuant to such plans for grants made to date.

(3)	Stated for the purposes of calculating the registration fee only in accordance with Rule 457(c) and Rule 457(h) under the Securities Act.

(4)	The aggregate offering price is based upon,
•	for the Rio Tinto plc Share Option Plan 2004, the weighted average price of Rio Tinto plc ordinary shares of 10p each at which options issued may be exercised of £16.57;

•	for the Rio Tinto plc Mining Companies Comparative Plan 2004, the weighted average market price of Rio Tinto plc ordinary shares of 10p each quoted on the London Stock Exchange at the time grants were made of £16.88;

•	for the Rio Tinto plc Management Share Plan 2007, the market price of Rio Tinto plc ordinary shares of 10p each quoted on the London Stock Exchange at the time grants were made of £27.92;

•	for the Rio Tinto Limited Share Option Plan 2004, the weighted average price of Rio Tinto Limited shares at which options issued may be exercised of A$46.40;

•	for the Rio Tinto Limited Mining Companies Comparative Plan 2004, the weighted average market price of Rio Tinto Limited shares quoted on the Australian Securities Exchange at the time grants were made of A$46.60; and

•	for the Rio Tinto Limited Management Share Plan 2007, the market price of Rio Tinto Limited shares quoted on the Australian Securities Exchange at the time grants were made of A$75.29;
translated into US dollars at the noon buying rates as posted by the Federal Reserve Bank of New York on 4 December 2007 of USD 2.0577 per GBP 1.00 and USD 0.8726 per AUD 1.00.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBITS
EX-4.3: RULES OF THE SHARE OPTION PLAN 2004
EX-4.4: RULES OF THE COMPARATIVE PLAN 2004
EX-4.5: RULES OF MANAGEMENT SHARE PLAN 2007
EX-4.6: RULES OF THE SHARE OPTION PLAN 2004
EX-4.7: RULES OF THE COMPARATIVE PLAN 2004
EX-4.8: RULES OF THE SHARE PLAN 2007
EX-5.1: OPINION OF MR. CHARLES LAWTON
EX-5.2: OPINION OF MR. STEPHEN CREESE
EX-23.1: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.2: CONSENT OF INDEPENDENT AUDITORS

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
Explanatory note:
As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and subsequent information that we file with the Commission will automatically update and supersede this information. Information set forth in this registration statement supersedes any previously filed information that is incorporated by reference into this registration statement. We incorporate by reference into this registration statement Rio Tinto’s Annual report on Form 20-F for the year ended 31 December 2006. The Description of Rio Tinto plc’s Equity Securities is hereby incorporated by reference to such description contained in Rio Tinto’s Form 6-K filed on 5 June 2007.
In addition, certain reports on Form 6-K (to the extent designated therein) and all documents subsequently filed by Rio Tinto pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities hereby registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents.
Item 4. Description of Securities
The Description of Rio Tinto Limited’s Equity Securities is hereby incorporated by reference to such description contained in Rio Tinto’s Form 6-K filed on 5 June 2007.
Item 5. Interests of Named Experts and Counsel
None.
Item 6. Indemnification of Directors and Officers
Rio Tinto plc
Article 143 Indemnity, of Rio Tinto plc’s Articles of Association provides:
“(A) Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.
“(B) Without prejudice to paragraph (A) of this Article the Directors shall have power to purchase and maintaining insurance for or for the benefit of any persons who are all were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph (C) of this Article) or who are all were at any time trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liabilities incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of the powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.
“(C) For the purpose of paragraph (B) of this Article Relevant Company shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body and shall include Rio Tinto Limited (“RTL”) and any controlled entity of RTL (within the meaning of the Corporations Act).”
The Rio Tinto Group has therefore during the year paid premiums for directors’ and officers’ insurance. In broad terms, the insurance indemnifies individual directors’ and officers’ personal legal liability and costs for claims arising out of actions taken in connection with Group business. It is a condition of the insurance policy that detailed terms and premiums paid cannot be disclosed.
With effect from 1 October 2007, the following provisions of the Companies Act 2006 (inserted by para. 2(1)(d) Companies Act 2006 (Commencement No. 3, Consequential Amendments, Transitional Provisions and Savings) Order 2007) provide as follows:
“232 Provisions protecting directors from liability
(1)	Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2)	Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void except as permitted by —
(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).
(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
233 Provision of insurance
Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234 Qualifying third party indemnity provision
(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.
Such provision is qualifying third party indemnity provision if the following requirements are met.
(3)	The provision must not provide any indemnity against -
(a)	any liability of the director to pay -
(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)	any liability incurred by the director -
(i)	in defending criminal proceedings in which he is convicted, or

(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
(5)	For this purpose -
(a)	a conviction, judgment or refusal of relief becomes final -
(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of, and
(b)	an appeal is disposed of -
(i)	if it is determined and the period of bringing any further appeal has ended, or
(ii)	if it is abandoned or otherwise ceases to have effect.
(6)	The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under -

section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
235 Qualifying pension scheme indemnity provision
(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2)	Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.
      Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3)	The provision must not provide any indemnity against -
(a)	any liability of the director to pay -

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
(5)	For this purpose -
(a)	a conviction becomes final -
(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal is disposed of, and
(b)	an appeal is disposed of -
(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.
(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”
“256 Associated bodies corporate
For the purposes of this Part —
(a)	bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.”
“239 Ratification of acts of directors
(1)	This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.
(2)	The decision of the company to ratify such conduct must be made by resolution of the members of the company.
(3)	Where the resolution is proposed as a written resolution neither the director (if a member of the company) not any member connected with him is an eligible member.
(4)	Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.
This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.
(5)	For the purposes of this section —
(a)	“conduct” includes acts and omissions;

(b)	“director” includes a former director;

(c)	a shadow director is treated as a director; and

(d)	in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).
(6)	Nothing in this section affects —
(a)	the validity of a decision taken by unanimous consent of the members of the company, or

(b)	any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.
(7)	This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.”
Rio Tinto Limited
Rule 144 Indemnity, of Rio Tinto Limited’s Constitution provides:
“(1) The Company shall indemnify each officer of the Company and each officer of each wholly owned subsidiary of the Company out of the assets of the Company to the relevant extent against any liability incurred by the officer in the conduct of the business of the Company or in the conduct of the business of such wholly owned subsidiary of the Company (as the case may be) or in the actual or purported execution or discharge of the duties of the officer.
(2) To the extent permitted by law, the Company may pay amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer or employee of any relevant company, including (without limitation) insurance against liability incurred by the officer or employee in the conduct of the business of the relevant company or in the actual or purported execution or discharge of the duties of the officer or employee.
(3) In this Rule:
(a) “officer” means:
(i) a director, secretary or executive officer, or
(ii) a person appointed as a trustee by, or acting as a trustee at the express request of, the Company or a wholly owned subsidiary of the Company.
(b) “duties “ includes duties and powers arising by reason of, or otherwise in connection with the appointment or nomination of the person by the Company or any relevant company to any other corporation.
(c) “liability” means all costs, charges, losses, damages, expenses, penalties and liabilities.
(d) “to the relevant extent” means:
(i) to the extent the Company is not precluded by law from doing so;
(ii) where the liability is incurred in the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation; and
(iii) to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not otherwise actually indemnified.
(e) “relevant company” means the Company, any holding company of the Company, any body (whether or not incorporated) in which the Company or such holding company (or any predecessors of the Company or such holding company of the Company) has or had any interest (whether direct or indirect), any body that is in any way allied to or associated with the Company, and Rio Tinto plc and any of its subsidiaries.”
Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:
•	a liability owed to the company or a related body corporate;
•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Corporations Act; or
•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.
Section 199A(2) does not apply to a liability for legal costs.
Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:
•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or
•	in defending or resisting criminal proceedings in which the person is found guilty; or
•	in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or
•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.
Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:
•	conduct involving a willful breach of any duty in relation to the company; or
•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer
For the purpose of Sections 199A and 199B, an “officer” of a company includes:
•	a director or secretary;
•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;
•	a person who has the capacity to significantly affect the company’s financial standing; and
•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits
See index of Exhibits attached hereto.
Item 9. Undertakings
(a)	Each undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events are arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect of the plan of distribution not previously disclosed in the registration statement what any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto to duly authorized in the city of London, United Kingdom, on 30 August 2007.

Rio Tinto plc (Registrant)	Rio Tinto Limited (Registrant)

By /s/ Ben Mathews Ben Mathews Secretary (Signature and Title)	By /s/ Ben Mathews Ben Mathews Assistant Secretary (Signature and Title)
POWER OF ATTORNEY
Each director and officer of the Rio Tinto plc and Rio Tinto Limited whose signature appears below hereby constitutes and appoints Shannon Crompton, the agent for service named in the registration statement, and appoints each of Paul Skinner, Guy Elliott and Tom Albanese, to be his or her true and lawful attorney-in-fact and agent, for him or her, and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any amendments to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this registration statement as such attorney-in-fact deems appropriate, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
For and on behalf of Rio Tinto plc:

Signature	Title	Date

/s/ Paul Skinner
Paul Skinner	Chairman	7 December 2007

/s/ Tom Albanese
Tom Albanese	Chief executive	7 December 2007

/s/ Guy Elliott
Guy Elliott	Finance director	7 December 2007

/s/ Dick Evans
Dick Evans	Executive director	7 December 2007

/s/ David Clementi
Sir David Clementi	Non executive director	7 December 2007

Signature	Title	Date

/s/ Vivienne Cox
Vivienne Cox	Non executive director	7 December 2007

Sir Rod Eddington	Non executive director

Michael Fitzpatrick	Non executive director

Yves Fortier	Non executive director

/s/ Richard Goodmanson
Richard Goodmanson	Non executive director	7 December 2007

/s/ Andrew Gould
Andrew Gould	Non executive director	7 December 2007

/s/ Kerr of Kinlochard
Lord Kerr of Kinlochard	Non executive director	7 December 2007

/s/ David Mayhew
David Mayhew	Non executive director	7 December 2007

Sir Richard Sykes	Non executive director

Paul Tellier	Non executive director

/s/ Shannon Crompton
Shannon Crompton	Authorized Representative in the United States of America	7 December 2007

For and on behalf of Rio Tinto Limited:

Signature	Title	Date

/s/ Paul Skinner
Paul Skinner	Chairman	7 December 2007

/s/ Tom Albanese
Tom Albanese	Chief executive	7 December 2007

/s/ Guy Elliott
Guy Elliott	Finance director	7 December 2007

/s/ Dick Evans
Dick Evans	Executive director	7 December 2007

/s/ David Clementi
Sir David Clementi	Non executive director	7 December 2007

/s/ Vivienne Cox
Vivienne Cox	Non executive director	7 December 2007

Sir Rod Eddington	Non executive director

Michael Fitzpatrick	Non executive director

Yves Fortier	Non executive director

/s/ Richard Goodmanson
Richard Goodmanson	Non executive director	7 December 2007

/s/ Andrew Gould
Andrew Gould	Non executive director	7 December 2007

Signature	Title	Date

/s/ Kerr of Kinlochard
Lord Kerr of Kinlochard	Non executive director	7 December 2007

/s/ David Mayhew
David Mayhew	Non executive director	7 December 2007

Sir Richard Sykes	Non executive director

Paul Tellier	Non executive director

/s/ Shannon Crompton
Shannon Crompton	Authorized Representative in the United States of America	7 December 2007

EXHIBITS
The following are filed at exhibits to this registration statement:

4.1	Memorandum and Articles of Association of Rio Tinto plc (adopted by special resolution passed on 11 April 2002 and amended on 14 April 2005 and 13 April 2007), incorporated herein by reference to Exhibit 1.1 to Rio Tinto’s Annual Report on Form 20-F for the financial year ended 31 December 2006 (File No. 1-10533)

4.2	Constitution of Rio Tinto Limited (ACN 004 458 404) (as adopted by special resolution passed on 24 May 2000 and amended by special resolution on 18 April 2002, 29 April 2005 and 27 April 2007), incorporated herein by reference to Exhibit 1.2 to Rio Tinto’s Annual Report on Form 20-F for the financial year ended 31 December 2006 (File No. 1-10533)

4.3	Rules of the Rio Tinto plc Share Option Plan 2004

4.4	Rules of the Rio Tinto plc Mining Companies Comparative Plan 2004

4.5	Rules of the Rio Tinto plc Management Share Plan 2007

4.6	Rules of the Rio Tinto Limited Share Option Plan 2004

4.7	Rules of the Rio Tinto Limited Mining Companies Comparative Plan 2004

4.8	Rules of the Rio Tinto Limited Management Share Plan 2007

5.1	Opinion of Mr Charles Lawton, The Legal Adviser, Rio Tinto plc, as to the validity of the newly issued shares

5.2	Opinion of Mr Stephen Creese, General Counsel, Rio Tinto Limited, as to the validity of the newly issued shares

23.1	Consent of Independent Registered Public Accounting Firms to the incorporation of the audit report relating to the Rio Tinto Group by reference.

23.2	Consent of Independent Auditors to the incorporation of the audit report relating to Minera Escondida Limitada by reference.

24.	Power of Attorney (included on the signature page of this registration statement)